UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 13, 2020

FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY

(Exact name of registrant as specified in charter)

New Jersey	000-25043	22-1697095
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Main Street, Hackensack, New Jersey	07601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 488-6400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 8 – Other Events

Item 8.01 Other Events.

Termination of Westwood Plaza Purchase Agreement

As previously disclosed by First Real Estate Investment Trust of New Jersey (the “Trust”) in a current report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 18, 2020, the Trust entered into a Purchase Agreement on February 13, 2020 (the “Westwood Plaza Purchase Agreement”) with an unaffiliated third party (the “Westwood Plaza Purchaser”) that provided for the sale by the Trust of its Westwood Plaza shopping center located in Westwood, New Jersey (“Westwood Plaza”) for a purchase price of $26,000,000 (subject to adjustments and prorations), subject to the terms and conditions of the Westwood Plaza Purchase Agreement.

The Westwood Plaza Purchase Agreement provided that prior to the end of a 30-day due diligence period, the Westwood Plaza Purchaser had the right to determine whether or not to proceed with the purchase of Westwood Plaza for any reason or no reason whatsoever, in its sole and absolute discretion.

Prior to the end of the 30-day due diligence period, the Westwood Plaza Purchaser determined not to proceed with the purchase of Westwood Plaza. As a result, on March 13, 2020, the Westwood Plaza Purchase Agreement was terminated and the Westwood Plaza Purchaser’s deposit of $1,000,000 was returned. The parties to the Purchase Agreement have no further rights or obligations under the Westwood Plaza Purchase Agreement.

Franklin Crossing Purchase Agreement

On March 13, 2020, the Trust entered into a Purchase Agreement (the “Franklin Crossing Purchase Agreement”) with an unaffiliated third party (the “Franklin Crossing Purchaser”), providing for the sale by the Trust of its Franklin Crossing shopping center located in Franklin Lakes, New Jersey (“Franklin Crossing”).

The purchase price for Franklin Crossing is $26,500,000, subject to certain adjustments and prorations as set forth in the Franklin Crossing Purchase Agreement. In connection with the execution of the Franklin Crossing Purchase Agreement, the Franklin Crossing Purchaser has provided an initial deposit in the amount of $500,000, which is being held in escrow by the title company.

The Franklin Crossing Purchase Agreement provides that the Franklin Crossing Purchaser has a 21-day period from the effective date of the Franklin Crossing Purchase Agreement to conduct due diligence. Prior to the expiration of this due diligence period, the Franklin Crossing Purchaser has the right, in its sole and absolute discretion, to determine whether or not to proceed with the purchase of Franklin Crossing. The Franklin Crossing Purchaser may determine not to proceed with the purchase of Franklin Crossing for any reason or no reason whatsoever prior to the expiration of the 21-day due diligence period. In the event that the Franklin Crossing Purchaser determines not to proceed with the purchase of Franklin Crossing prior to the expiration of the 21-day due diligence period and terminates the Franklin Crossing Purchase Agreement, the initial deposit of $500,000 shall be returned to the Franklin Crossing Purchaser. In the event that the Franklin Crossing Purchaser does not terminate the Franklin Crossing Purchase Agreement by the end of the 21-day due diligence period, the Franklin Crossing Purchaser will provide an additional deposit of $500,000 to the title company to hold in escrow.

The Franklin Crossing Purchase Agreement contains various representations, warranties and covenants of the parties customary for a transaction of this nature. The closing of the Franklin Crossing Purchase Agreement is subject to certain customary conditions. The Franklin Crossing Purchase Agreement further provides that between the effective date of the agreement and the closing, the Trust will not list Franklin Crossing with any broker or otherwise solicit, make or accept any offer to sell Franklin Crossing, or engage in discussions or negotiations with any third party with respect to the sale or other disposition or financing of Franklin Crossing or enter into any contract with respect to the sale or other disposition or financing of Franklin Crossing.

Additional Information and Where to Find It

This current report on Form 8-K may be deemed to relate to the proposed plan of voluntary liquidation of the Trust and may be deemed to be solicitation material in respect thereof and the related sale of assets of the Trust. In connection with the proposed plan of voluntary liquidation and related sale of assets, the Trust filed a definitive proxy statement with the SEC on March 9, 2020, as well as other relevant materials. This document is not a substitute for the definitive proxy statement or for any other document that the Trust has filed or may file with the SEC or send to the Trust’s shareholders in connection with the proposed plan of voluntary liquidation of the Trust and related sale of assets. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF THE TRUST ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED PLAN OF VOLUNTARY LIQUIDATION, THE RELATED SALE OF ASSETS AND RELATED MATTERS. Investors and security holders are able to obtain free copies of the definitive proxy statement and other documents filed by the Trust with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed by the Trust with the SEC are also be available, free of charge, on the investor relations page of the Trust’s website at www.freitnj.com. The Trust and its trustees and its executive officers may be considered participants in the solicitation of proxies from the Trust’s shareholders with respect to the proposed transaction and proposed plan of voluntary liquidation under the rules of the SEC. Information about the trustees and the executive officers of the Trust is set forth in the definitive proxy statement filed with the SEC on March 9, 2020.

Forward-Looking and Cautionary Statements

This current report on Form 8-K may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements can be identified by the use of words such as “expect,” “plan,” “will,” “estimate,” “project,” “intend,” “believe,” “guidance,” “approximately,” “anticipate,” “may,” “should,” “seek” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions of management. These forward-looking statements are subject to known and unknown risks and uncertainties that you should not rely on as predictions of future events. Forward-looking statements depend on assumptions, data and/or methods which may be incorrect or imprecise and we may not be able to realize them. The following risks and uncertainties, among others, could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to: industry and economic conditions; the Franklin Crossing Purchaser’s satisfactory completion of its due diligence with respect to Franklin Crossing and the Franklin Crossing Purchaser’s determination whether or not to proceed with the purchase of Franklin Crossing prior to the expiration of the due diligence period; the Trust’s ability to satisfy the conditions to closing and complete the closing of the Franklin Crossing Purchase Agreement; the Trust’s dependence upon its external manager to conduct its business and achieve its investment objectives; unknown liabilities acquired in connection with acquired properties or interests in real estate-related entities; general risks affecting the real estate industry and local real estate markets (including, without limitation, the market value of the Trust’s properties, potential illiquidity of the Trust’s remaining real estate investments, condemnations, and potential damage from natural disasters); the financial performance of the Trust’s tenants; the impact of any financial, accounting, legal or regulatory issues or litigation that may affect the Trust and its major tenants; volatility and uncertainty in the financial markets, including potential fluctuations in the consumer price index; risks associated with the Trust’s failure to maintain status as a REIT under the Internal Revenue Code of 1986, as amended; and other additional risks discussed in the Trust’s annual report on Form 10-K for the fiscal year ended October 31, 2019, which was filed with the SEC on January 21, 2020, and the Trust’s quarterly report on Form 10-Q for the three month period ended January 31, 2020, which was filed with the SEC on March 10, 2020. The Trust expressly disclaims any responsibility to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY
(Registrant)

By:	/s/ Robert S. Hekemian, Jr.
Robert S. Hekemian, Jr.
President and Chief Executive Officer

Date: March 16, 2020